UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2007

TELANETIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51995	77-0622733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6197 Cornerstone Court E, Suite 108, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 362-2250

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 Completion of Acquisition or Disposition of Assets

On September 14, 2007, Telanetix, Inc., a Delaware corporation (“we,” “our,” “us,” or the “Company”), completed the acquisition of AccessLine Holdings, Inc., a Delaware corporation (“AccessLine”). AccessLine is a Bellevue, Washington-based provider of hosted VoIP services to the small-and-medium business marketplace. The acquisition was structured as a triangular merger and was completed pursuant to the terms of the agreement and plan of merger dated September 1, 2007, among us, our wholly-owned subsidiary formed for the purpose of the merger, Endzone Acquisition Corp., a Delaware corporation, and AccessLine.

The aggregate purchase price we paid under the merger agreement was $34,910,786, consisting of the following:

•	$ 11,735,952 in cash to AccessLine creditors and a management incentive pool;

•	$14,174,834 in the form of 3,937,454 shares of our restricted common stock to certain AccessLine stockholders and creditors; and

•	Up to an additional $9,000,000 in the form of 2,500,000 shares of our restricted common stock upon the achievement of certain future financial objectives.

The value of the shares we issued in connection with the acquisition was based upon a per share value of $3.60, which is the volume weighted average closing price per share of our common stock for the 10 trading days through August 29, 2007. A portion of the shares we issued were placed into escrow to secure AccessLine’s indemnification obligations to us under the merger agreement. Immediately following the closing of the merger, we have 23,032,245 shares of our common stock issued and outstanding, with an additional 2,500,000 shares that may be issued upon achievement of certain future financial objectives.

A copy of the press release announcing the acquisition of AccessLine is attached as Exhibit 99.1 to this report and is incorporated herein by this reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in response to Item 2.01 of this report is incorporated by reference into this Item 3.02. The issuance of the shares of our common stock in connection with the acquisition of AccessLine was made in a private placement under Section 4(2) of the Securities Act of 1933. The offering was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the investor in connection with the offering.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In connection with the acquisition of AccessLine, Mr. Doug Johnson was appointed to our board of directors as of the effective time of the merger. Mr. Johnson’s appointment filled a vacancy on our board of directors and was a condition to the completion of the acquisition. Mr. Johnson has not been, and is not expected to be, appointed to any committee of our board of directors. Immediately before the acquisition of AccessLine, Mr. Johnson was AccessLine’s chief executive officer and president. Mr. Johnson will continue to serve as president of our AccessLine division.

ITEM 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The financial statements required by this item are not being filed herewith. To the extent information is required by this item, it will be filed by amendment as soon as practicable, but no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item is not being filed herewith. To the extent such information is required by this item, it will be filed by amendment as soon as practicable, but no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(c) Exhibits.

Exhibit	Description
99.1	Press Release dated September 18, 2007

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

Dated: September 18, 2007	Telanetix, Inc.

	By:	/s/ Thomas A. Szabo
Thomas A. Szabo Chief Executive Officer